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                                                                    EXHIBIT 21.1


                      Subsidiaries of Argo-Tech Corporation


Name                                               Jurisdiction of Incorporation

Argo-Tech Corporation (Aftermarket)                Delaware

Argo-Tech Corporation (HBP)                        Delaware

Argo-Tech Corporation (OEM)                        Delaware

Argo-Tech Corporation Costa Mesa                   California
         Durodyne, Inc.                            Arizona
         J.C. Carter Japan (K.K.)                  Japan
         Ground Fueling Ltd.                       United Kingdom